         As filed with the Securities and Exchange Commission on June 3, 1997
                                                  Registration No. 333- --------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  ------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  ------------------

                                HA-LO INDUSTRIES, INC.
                (Exact name of Registrant as specified in its charter)
                                  ------------------

    ILLINOIS                                                    36-3573412
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                5980 WEST TOUHY AVENUE
                                NILES, ILLINOIS  60714
                                    (847) 647-2300
     (Address, including zip code, and telephone number, including area code, of
                           Registrant's executive offices)
                                  ------------------

                  HA-LO INDUSTRIES, INC. 1997 STOCK PLAN (RESTATED)
                  -------------------------------------------------
                               (Full title of the plan)


                                     LOU WEISBACH
                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                HA-LO INDUSTRIES, INC.
                                5980 WEST TOUHY AVENUE
                                NILES, ILLINOIS  60714
                                    (847) 647-2300
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   With copies to:

                               BARRY J. SHKOLNIK, ESQ.
                               NEAL, GERBER & EISENBERG
                               TWO NORTH LASALLE STREET
                               CHICAGO, ILLINOIS  60602
                                    (312) 269-8000
                                  ------------------

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES       AMOUNT            PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
 TO BE REGISTERED    TO BE REGISTERED    OFFERING PRICE PER UNIT    AGGREGATE OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
 Common Stock,       1,500,000 shares         $22.38 (1)                 $33,570,000                $10,173
 no par value
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457 (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Company's Common Stock as reported on the National Market System of the
    NASD on May 29, 1997. Does not reflect an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the above-referenced Plan.
--------------------------------------------------------------------------------
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

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by HA-LO Industries, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b)  Current Report on Form 8-K dated January 17, 1997;

         (c)  Current Report on Form 8-K/A dated March 19, 1997;

         (d) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

         (e) The description of the Company's common stock, no par value per share ("Common Stock"), contained in the Registration Statement dated October 20, 1992 filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Certain partners of, attorneys associated with and/or of counsel to Neal, Gerber & Eisenberg, a firm that performs legal services for the Registrant, beneficially own shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Illinois Business Corporation Act (the "IBCA") provides for indemnification by the Company of its directors and officers. In addition, the Restated Articles of Incorporation of the Company require the Company to indemnify any current or former director or officer to the fullest extent permitted by the IBCA. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. The Company has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Company's Articles and By-laws and the IBCA and to advance to such persons any and all expenses arising in connection therewith.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.


ITEM 8.  EXHIBITS

Exhibit
  No.          Description
------         -----------
 4.1           HA-LO Industries, Inc. 1997 Stock Plan (Restated)
 5.1           Opinion of Neal, Gerber & Eisenberg
23.1           Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)
23.2           Consent of Arthur Andersen LLP
24.1           Powers of Attorney (included in the signature pages hereto)

ITEM 9.  UNDERTAKINGS

    The Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    4. That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    5. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 2, 1997.

                                      HA-LO INDUSTRIES, INC.


                                 By:   /s/ Lou Weisbach
                                      ------------------------------------------
                                      Lou Weisbach
                                      Chairman of the Board, President and Chief
                                      Executive Officer



    We, the undersigned officers and directors of HA-LO Industries, Inc., hereby severally constitute Lou Weisbach, Richard A. Magid and Barry J. Shkolnik, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such documents.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 2, 1997 by the following persons in the capacities indicated.

SIGNATURE                              TITLE
---------                              -----

/s/ Lou Weisbach                       Chairman of the Board, President and
---------------------------            Chief Executive Officer
Lou Weisbach                           (Principal Executive Officer)


/s/ Linden D. Nelson                   Vice Chairman
-------------------------
Linden D. Nelson


/s/ Richard A. Magid                   Chief Operating Officer, Director
-------------------------
Richard A. Magid


/s/ David C. Robbins                   Executive Vice President, Director
-------------------------
David C. Robbins

/s/ Gregory J. Kilrea                  Chief Financial Officer
-------------------------              (Principal Financial Officer and
Gregory J. Kilrea                      Principal Accounting Officer)


/s/ David B. Hermelin                  Director
-------------------------
David B. Hermelin


/s/ Thomas Herskovits                  Director
-------------------------
Thomas Herskovits


/s/ Jordon R. Katz                     Director
-------------------------
Jordon R. Katz


/s/ Marshall J. Katz                   Director
-------------------------
Marshall J. Katz


/s/ Seymour N. Okner                   Director
-------------------------
Seymour N. Okner


/s/ Neil A. Ramo                       Director
-------------------------
Neil A. Ramo